EXHIBIT 23(A)
                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 of our report dated February 11, 1999, on our audits of the financial statements and financial statement schedules of Protective Life and Annuity Insurance Company (formerly American Foundation Life Insurance Company). We also consent to the reference to our firm under the caption "Experts."


/s/ PRICEWATERHOUSECOOPERS L.L.P.
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PRICEWATERHOUSECOOPERS L.L.P.

Birmingham, Alabama
April 15, 1999